UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

102 Duffy Avenue, Hicksville, New York 11801

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NYCB	New York Stock Exchange
Bifurcated Option Note Unit SecuritiES SM	NYCB PU	New York Stock Exchange
Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, $0.01 par value	NYCB PA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On June 1, 2023, the shareholders of New York Community Bancorp, Inc. (the “Company”) approved an amendment to the Company’s 2020 Omnibus Incentive Plan (the “Plan”) to increase the shares reserved for issuance under the Plan by 17.5 million shares. A copy of the Plan reflecting the amendment was included as an appendix to the definitive proxy materials for the Company’s 2023 annual meeting of shareholders that were filed with the Securities and Exchange Commission on April 21, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	The annual meeting of shareholders (the “Meeting”) of the Company was held on Thursday, June 1, 2023, virtually via webcast, pursuant to notice duly given.

(b)

At the close of business on April 4, 2023, the record date for the determination of shareholders entitled to vote at the Meeting, there were 722,150,297 shares of the Company’s common stock, each share being entitled to vote, constituting all of the outstanding voting securities of the Company.

(c)	At the Meeting, the holders of 577,465,927 shares of the Company’s common stock were represented in person or by proxy constituting a quorum.

(d)	The matters considered and voted on by the Company’s shareholders at the Meeting, and the vote itself, were as follows:

1.	The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Shares Voted Against	Abstentions
Alessandro P. DiNello	438,771,588	10,239,108	2,308,623
Leslie D. Dunn	424,027,400	24,977,848	2,314,071
Lawrence Rosano, Jr.	435,102,903	13,980,784	2,235,632
Robert Wann	440,191,945	8,824,625	2,302,749

There were 126,146,608 broker non-votes on this proposal.

2.	The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023 was ratified by the following vote:

Shares Voted For	Shares Votes Against	Abstentions
565,184,755	9,887,939	2,393,233

There were no broker non-votes on this proposal.

3.	The results of the vote to approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers were as follows:

Shares Voted For	Shares Voted Against	Abstentions
433,060,878	13,835,227	4,423,214

There were 126,146,608 broker non-votes on this proposal.

4.	The results of the vote of the recommendation, on a non-binding advisory basis, of the frequency with which the advisory vote on the Named Executive Officer Compensation shall occur were as follows:

One-Year	Two Years	Three Years	Abstentions
415,488,993	3,188,158	29,862,554	2,779,614

There were 126,146,608 broker non-votes on this proposal.

In light of the shareholder vote, and in keeping with the Board’s recommendation on Proposal 4, the Company will hold a “say-on-pay” vote annually until the next vote on the frequency of “say-on-pay” votes is required (which will be no later than the 2029 Annual Meeting of Shareholders) or until the Board determines that a different frequency for “say-on-pay” votes is in the best interest of the Company and its shareholders.

5.

The results of the vote to amend the Amended and Restated Certificate of Incorporation of the Company in order to phase out the classification of the Board of Directors and provide instead for the annual election of directors were as follows:

Shares Voted For	Shares Voted Against	Abstentions
444,702,862	4,317,474	2,298,983

There were 126,146,608 broker non-votes on this proposal.

6.

The results of the vote to amend the Amended and Restated Certificate of Incorporation and Bylaws of the Company in order to eliminate the supermajority voting requirements contained therein were as follows:

Shares Voted For	Shares Voted Against	Abstentions
440,809,560	7,430,879	3,078,880

There were 126,146,608 broker non-votes on this proposal.

7.	The results of the vote of the approval of an amendment to the New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan were as follows:

Shares Voted For	Shares Voted Against	Abstentions
430,646,805	16,243,637	4,428,877

There were 126,146,608 broker non-votes on this proposal.

8.

The results of the vote to consider a shareholder proposal requesting Board action to eliminate the supermajority voting requirements in the Company’s Amended and Restated Certificate of Incorporation and Bylaws were as follows:

Shares Voted For	Shares Voted Against	Abstentions
144,634,977	302,100,184	4,584,158

There were 126,146,608 broker non-votes on this proposal.

9.

The results of the vote to consider a shareholder proposal requesting the Board of Directors evaluate and issue a report describing how the Company’s lobbying and policy influence activities align with the goal of the Paris Agreement to limit average global warming and temperature increases were as follows:

Shares Voted For	Shares Voted Against	Abstentions
423,133,892	22,441,916	5,743,511

There were 126,146,608 broker non-votes on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2023	NEW YORK COMMUNITY BANCORP, INC.

/s/ Salvatore J. DiMartino
Salvatore J. DiMartino
Executive Vice President
Chief of Staff to the CEO